Firefly Aerospace Announces Second Quarter 2026 Financial Results With Record Revenue Of $117.7 Million, Up 659% Year-Over-Year

Won multiple contracts to support NASA's Moon Base program and acquired Space-ng to fuel autonomous space operations, while adding more national security wins and maturing our launch vehicle programs.

Launch and spacecraft vehicles in assembly at the Rocket Ranch, which supports ramped up capacity of carbon composite tanks and structures.

Cedar Park, Texas, August 11, 2026 – Firefly Aerospace (Nasdaq: FLY), a market leading space and defense technology company, today issued financial results for the second quarter ended June 30, 2026.

"Breaking the $100 million mark with another quarterly revenue record demonstrates Firefly's amplified growth. With more than a half dozen contract wins during the second quarter, we are matching execution to rocket, spacecraft, and software orders across our programs," said Jason Kim, CEO of Firefly Aerospace.

"Firefly is leading the way in unlocking the lunar opportunity, with another two Moon missions added to our manifest during the second quarter," added Kim. "We're also going beyond the Moon to Mars as we support the cutting-edge SkyFall mission for NASA. Our recent campus expansion allows us to meet the growing demand behind both Blue Ghost and Elytra for exploration and national security missions, while also meeting the growing demand for orbital launch vehicles."

Second Quarter 2026 Highlights

•
Record revenue of $117.7 million, up 45.5% from the prior quarter.
•
Awarded a $144 million NASA Commercial Lunar Payload Services (CLPS) contract for a rapid Blue Ghost lander mission to the Moon, Firefly's sixth contracted lunar mission to date.
•
Acquired Space-ng, a leader in AI-powered vision navigation and autonomous guidance systems, bringing proven spacecraft software and camera hardware for Firefly’s Blue Ghost landers and Elytra orbital vehicles, which bolsters Firefly’s capabilities to advance the future of autonomous space operations for missions to the Moon, Mars, and beyond.
•
Awarded an Air Force Research Laboratory (AFRL) contract for SciTec to support development of the Advanced Algorithm R&D and Verification Architecture by implementing deep learning and advanced algorithms on small Size, Weight and Power (SWaP) processors to support enhanced target detection, tracking, and custody.
•
Announced collaboration with NVIDIA to enable rapid on-orbit processing in lunar orbit for Firefly’s Ocula Moon imaging service, utilizing an NVIDIA Jetson module combined with Firefly’s AI software on Elytra to rapidly process data on-orbit.
•
Awarded a $75 million subcontract from NASA's Jet Propulsion Laboratory (JPL) to support NASA's MoonFall mission, utilizing an Elytra spacecraft to deliver four drones to the Moon’s south pole that's targeted to launch no earlier than 2028 in support of NASA's Moon Base initiative.
•
Completed the Critical Design Review for Blue Ghost's Gruithuisen Domes mission, progressing development of the spacecraft.
•
Completed the Preliminary Design Review for Blue Ghost's South Pole mission, verifying the vehicle's design before production begins.
•
Awarded U.S. Air Force contract option worth $5.5 million for SciTec to deliver the operational data fusion system for the Cloud-Based Command and Control (CBC2) program, having participated in a multi-year competition wherein SciTec’s data fusion system was evaluated and selected from among multiple industry and government-owned alternatives.

•
Completed critical milestones toward Alpha launching from Sweden's Esrange Space Center, including building initial infrastructure, establishing transatlantic regulatory frameworks, and securing an agreement with the Swedish Defense Materiel Administration.
•
Signed agreement with Seagate Space to collaborate on the development of an offshore launch platform that enables responsive sea-based Alpha launches.
•
Completed underwritten public offering of common stock generating net proceeds of $181.6 million, to use for expanding core business growth and execution of recently awarded contracts.
•
Expanded campus with a new headquarters, more than quadrupled spacecraft cleanroom space, added a wing of on-site workstations to support Alpha and Eclipse manufacturing, and established a new Gloworks innovation lab to support accelerated spacecraft production and rapid research and development.

Additional Recent Highlights

•
Awarded Firefly's first Mars mission, with a $13 million subcontract to support the SkyFall mission for NASA JPL, to manufacture, test, and deliver the aeroshell for launch in late 2028, developed by Firefly's Gloworks innovation lab.
•
Awarded a $94 million Space Force contract under the Ground-Based Radar Digitization program, to support work overhauling legacy defense systems.
•
Signed an extension to Lockheed Martin's multi-launch agreement for Alpha flights for up to 25 launches through 2031 using the Block II configuration.
•
Crossed 150 hot fire tests to date of Eclipse's Miranda engine, including a flight-like Mission Duty Cycle test that fired for 226 seconds while completing power ratio and mixture ratio sweeps.
•
Awarded a second hypersonic task order for Alpha from a confidential customer.
•
Onboarded to the $981 million Space Force IDIQ contract for NITE-STAR – the National Space Test and Training Complex Innovative Technology and Engineering - Space Test and Range Capability Development, to compete for task orders to support advanced test and training operations through 2032.

2026 Full-Year Guidance

•
Firefly expects 2026 full-year revenue to be between $420 million and $450 million.

Conference Call

Firefly will host a conference call today at 4:00 p.m. CT (5:00 p.m. ET) to discuss its second quarter 2026 financial results.

The live webcast and accompanying presentation, as well as a replay of the webcast, will be available on Firefly’s Investor Relations website: investors.fireflyspace.com.

About Firefly Aerospace

Firefly Aerospace is a space and defense technology company that enables government and commercial customers to launch, land, and operate in space – anywhere, anytime. As the partner of choice for responsive space missions, Firefly is the first commercial company to launch a satellite to orbit with approximately 24-hour notice. Firefly is also the only company to achieve a fully successful landing on the Moon. Established in 2017, Firefly’s engineering, manufacturing, and test facilities are co-located in central Texas to enable rapid innovation. The company’s small- to medium-lift launch vehicles, lunar landers, and orbital vehicles are built with common flight-proven technologies to enable speed, reliability, and cost efficiencies for each mission from low Earth orbit to the Moon and beyond. For more information, visit www.fireflyspace.com. Firefly utilizes its website as a means to distribute material information about the company to the public.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements (including within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended, and Section 27A of the United States Securities Act of 1933, as amended) concerning Firefly. Statements included in this press release that are not statements of historical fact, including statements about our expectations, beliefs, plans, strategies, objectives, prospects, assumptions or future events or performance, are forward-looking statements. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. In some cases, you can identify forward-looking statements by terminology such as "advance," “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “objective,” “ongoing,” “plan,” “predict,” “project,” “potential,” “should,” "target," “will,” “would,” or the negative of these terms or other comparable terminology. In particular, our outlook and revenue forecasts for full-year 2026, statements about our programs and innovation, our ability or expectations regarding our partnerships, collaborations and contract wins, our expectations regarding new vehicle launches and launch timelines, and our ability to retain existing customers and maintain their bookings are forward-looking statements.

Various risks that could cause actual results to differ from those expressed by the forward-looking statements included in this press release include, but are not limited to our failure to manage our growth effectively and our ability to achieve and maintain profitability; the potential for delayed or failed launches, and any failure of our launch vehicles and spacecraft to operate as intended; our inability to manufacture our launch vehicles, landers, or orbital vehicles at a quantity and quality that our customers demand; the hazards and operational risks that our products and service offerings are exposed to, including the wide and unique range of risks due to the unpredictability of space; the market for commercial launch services for small- and medium-sized payloads not achieving the growth potential we expect; adverse impacts from current or future disruptions in U.S. government operations, including as a result of delays or reduction in appropriations or regulatory approvals from our programs, or changes in U.S. government funding and budgetary priorities and spending levels; our dependence on contracts entered into in the ordinary course of business and our dependence on major customers and vendors; a loss of, or default by, one or more of our major customers, or a material adverse change in any such customer’s business or financial condition, could materially reduce our revenues and backlog; uncertain global macro-economic and political conditions, including the implementation of tariffs; the failure of our information technology systems, physical or electronic security protections; the inability to operate Alpha at our anticipated launch rate (including due to potential regulatory delays) or finalize the development and delivery of Eclipse; our failure to establish and maintain important relationships with government agencies and prime contractors; the inability to realize our backlog; evolving government laws and regulations; our ability to consummate future acquisitions and successfully integrate operations in such acquisitions; our ability to implement and maintain effective internal control over financial reporting in the future; and the factors, risks and uncertainties included in our filings with the Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this press release. Actual results may vary from the estimates provided. We undertake no intent or obligation to publicly update or revise any of the estimates and other forward-looking statements made in this announcement, whether as a result of new information, future events or otherwise, except as required by law.

Use of Non-GAAP Financial Measures

Adjusted EBITDA, Free Cash Flow, Non-GAAP Research and Development, Non-GAAP Selling, General, and Administrative, Non-GAAP Operating Expenses, Non-GAAP Loss from Operations, Non-GAAP Other Income (Expense), Non-GAAP Net Loss, and Non-GAAP Net Loss Per Share are non-GAAP financial measures. These non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP. A reconciliation of each non-GAAP financial measure to the most directly comparable financial measure prepared in accordance with U.S. GAAP is included in the supplemental financial data attached to this press release. Non-GAAP financial measures have important limitations as analytical tools and should not be considered in isolation or as a substitute for analyses of Firefly’s performance or cash flows as reported under U.S. GAAP. Non-GAAP financial measures may be defined differently by other companies in our industry and may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.

Firefly believes non-GAAP financial information provides additional insight into the Company’s ongoing performance and liquidity. Therefore, Firefly provides this information to investors for a more consistent basis of comparison and to help them evaluate the Company’s ongoing performance and liquidity and to enable more meaningful period-to-period comparisons.

Adjusted EBITDA

We define Adjusted EBITDA as net loss, adjusted for (benefit) provision for income taxes, interest income, interest expense, depreciation and amortization, stock-based compensation expense, change in fair value of warrant liability, certain one-time costs related to the IPO, transaction-related expenses, gain on settlement of contingent liabilities, and certain other items that are not expected to recur in the future or that management does not view as reflective of the performance of the business. In addition to net loss, we use Adjusted EBITDA to evaluate our business, measure its performance, and make strategic decisions.

We believe that Adjusted EBITDA provides useful information to management, investors, and analysts in assessing our financial performance and results of operations across reporting periods by excluding items we do not believe are indicative of our core operating performance. Net loss is the U.S. GAAP measure most directly comparable to Adjusted EBITDA. Adjusted EBITDA should not be considered as an alternative to net loss. Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.

Free Cash Flow

We define Free Cash Flow as net cash used in operating activities, adjusted for purchases of property and equipment and internal-use software. We believe that Free Cash Flow is a meaningful indicator of liquidity that provides information to management and investors about the amount of cash generated from or used in operations, after purchases of property and internal-use software, that (after any debt service requirements or other non-discretionary expenditures not otherwise deducted from the measure) can be used for strategic initiatives, including continuous investment in our business and strengthening our balance sheet.

Free Cash Flow has limitations as a liquidity measure, and you should not consider it in isolation or as a substitute for analysis of our cash flows as reported under U.S. GAAP. Free Cash Flow may be affected in the near to medium term by the timing of capital investments, fluctuations in our growth and the effect of such fluctuations on working capital, and our changes in our cash conversion cycle.

Non-GAAP Research and Development

We define Non-GAAP Research and Development as research and development, adjusted for stock-based compensation expense. Management believes this non-GAAP measure provides investors with meaningful insight into results from ongoing operations by excluding items of income or loss to present it in accordance with how management manages the business.

Non-GAAP Selling, General, and Administrative

We define Non-GAAP Selling, General and Administrative as selling, general and administrative, adjusted for amortization of acquired intangibles, stock-based compensation expense, certain one-time costs related to the IPO, and transaction-related expenses. Management believes this non-GAAP measure provides investors with meaningful insight into results from ongoing operations by excluding items of income or loss to present it in accordance with how management manages the business.

Non-GAAP Operating Expenses

We define Non-GAAP Operating Expenses as operating expenses, adjusted for amortization of acquired intangibles, stock-based compensation expense, certain one-time costs related to the IPO, and transaction-related expenses. Management believes this non-GAAP measure provides investors with meaningful insight into results from ongoing operations by excluding items of income or loss to present it in accordance with how management manages the business.

Non-GAAP Loss From Operations

We define Non-GAAP Loss From Operations as loss from operations, adjusted for amortization of acquired intangibles, stock-based compensation expense, certain one-time costs related to the IPO, and transaction-related expenses. Management believes this non-GAAP measure provides investors with meaningful insight into results from ongoing operations by excluding items of income or loss to present it in accordance with how management manages the business.

Non-GAAP Other Income (Expense)

We define Non-GAAP Other Income (Expense) as other income (expense), adjusted for change in fair value of warrant liability, gain on settlement of contingent liabilities, and certain other items that are not expected to recur in the future or that management does not view as reflective of the performance of the business. Management believes this non-GAAP measure provides investors with meaningful insight into results from ongoing operations by excluding items of income or loss to present it in accordance with how management manages the business.

Non-GAAP Net Loss

We define Non-GAAP Net Loss as net loss, adjusted for the income tax effect of business acquisitions, amortization of acquired intangibles, stock-based compensation, change in fair value of warrant liability, certain one-time costs related to the IPO, transaction-related expenses, gain on settlement of contingent liabilities, and certain other items that are not expected to recur in the future or that management does not view as reflective of the performance of the business. Management believes this non-GAAP measure provides investors with meaningful insight into results from ongoing operations by excluding items of income or loss to present it in accordance with how management manages the business.

Contacts

Media Relations
press@fireflyspace.com

Investor Relations
investors@fireflyspace.com

CONDENSED CONSOLIDATED STATEMENTS OF NET LOSS AND COMPREHENSIVE LOSS

(unaudited; in thousands, except per share amounts)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2026	2025	2026	2025
Revenue	$117,683	$15,549	$198,562	$71,404
Cost of sales	93,808	11,554	157,226	65,189
Gross profit	23,875	3,995	41,336	6,215
Operating expenses
Research and development	71,532	45,774	139,041	93,786
Selling, general, and administrative	47,540	12,571	93,160	25,323
Total operating expenses	119,072	58,345	232,201	119,109
Loss from operations	(95,197)	(54,350)	(190,865)	(112,894)
Other income (expense), net
Change in fair value of warrant liability	(625)	(4,191)	(4,309)	(1,118)
Interest income	4,336	1,761	10,310	2,789
Interest expense	(1,794)	(6,998)	(5,399)	(13,190)
Gain on settlement of contingent liabilities	926	—	1,307	—
Other (expense) income, net	—	—	(7)	542
Total other income (expense), net	2,843	(9,428)	1,902	(10,977)
Loss before (benefit) provision for income taxes	(92,354)	(63,778)	(188,963)	(123,871)
(Benefit) provision for income taxes	(35)	—	32	—
Net loss and comprehensive loss	(92,319)	(63,778)	(188,995)	(123,871)
Less: Accretion of dividends of Series C Preferred Stock	—	(5,363)	—	(10,942)
Less: Accretion of dividends of Series D-1 Preferred Stock	—	(10,856)	—	(17,465)
Less: Accretion of dividends of Series D-3 Preferred Stock	—	(266)	—	(266)
Net loss available to common stockholders	$(92,319)	$(80,263)	$(188,995)	$(152,544)

Net loss per common share
Basic and diluted	$(0.57)	$(5.78)	$(1.18)	$(11.17)
Weighted-average common shares outstanding
Basic and diluted	161,784	13,877	160,711	13,659

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited; in thousands, except per share amounts)

	June 30,	December 31,
	2026	2025
Assets
Current assets
Cash and cash equivalents	$459,817	$792,966
Short-term investments	175,447	100,008
Accounts receivable, net	58,114	46,129
Advanced payments, current	71,592	12,350
Contract asset	19,939	3,499
Other current assets	14,381	8,223
Total current assets	799,290	963,175
Advanced payments, less current portion	10,269	60,496
Property and equipment, net	186,057	163,738
Right-of-use assets - operating leases	18,869	13,938
Right-of-use assets - finance leases	2,919	3,735
Intangible assets, net	152,286	165,709
Goodwill	466,984	450,119
Other assets, less current portion	2,549	4,024
Total assets	$1,639,223	$1,824,934

Liabilities, temporary equity, and stockholders' equity
Current liabilities
Accounts payable	$57,823	$35,626
Accrued expenses	52,356	42,755
Accounts payable and accrued expenses – related parties	1,446	330
Operating lease liability, current	3,053	1,161
Finance lease liability, current	1,066	1,056
Deferred revenue, current	151,174	116,135
Notes payable, current	7,410	7,099
Other current liabilities	18,795	9,419
Total current liabilities	293,123	213,581
Operating lease liability, less current portion	20,818	15,832
Finance lease liability, less current portion	1,462	2,004
Deferred revenue, less current portion	58,365	92,565
Notes payable, less current portion	19,588	281,441
Warrant liability	16,604	12,294
Other liabilities, less current portion	6,338	17,278
Total liabilities	$416,298	$634,995
Stockholders’ equity
Common stock, $0.0001 par value, 1,000,000 shares authorized as of June 30, 2026 and December 31, 2025; 166,207 and 159,276 shares issued and outstanding as of June 30, 2026 and December 31, 2025, respectively	17	17
Additional paid-in capital	2,432,182	2,210,201
Accumulated deficit	(1,209,274)	(1,020,279)
Total stockholders’ equity	1,222,925	1,189,939
Total liabilities and stockholders’ equity	$1,639,223	$1,824,934

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited; in thousands)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2026	2025	2026	2025
Cash flows from operating activities
Net loss	$(92,319)	$(63,778)	$(188,995)	$(123,871)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	13,954	3,920	29,888	7,916
Stock-based compensation	17,027	760	29,539	1,191
Change in fair value of warrant liability	625	4,191	4,309	5,107
Gain on settlement of contingent liabilities	(926)	—	(1,307)	—
Non-cash interest expense	490	2,971	821	3,586
Non-cash interest income	(1,724)	—	(2,361)	—
Changes in operating assets and liabilities:
Accounts receivable	(13,167)	9,266	(11,838)	(4,634)
Advanced payments	(9,077)	(2,882)	(8,373)	38,778
Contract assets	(16,440)	—	(16,440)	—
Other assets	1,558	(1,472)	(3,145)	(4,238)
Accounts payable	14,253	(717)	20,849	(3,344)
Accrued expenses	4,950	(3,408)	9,610	2,245
Accounts payable and accrued expenses - related parties	865	142	1,116	355
Other liabilities	(12,866)	(3,301)	(11,344)	(11,190)
Right-of-use assets	914	564	1,846	986
Lease liabilities	(457)	(70)	876	(2,063)
Deferred revenue	10,775	25,732	839	4,557
Net cash used in operating activities	(81,565)	(28,082)	(144,110)	(84,619)
Cash flows from investing activities
Purchases of property and equipment and internal-use software	(24,744)	(9,183)	(41,089)	(11,837)
Purchases of short-term investments	—	—	(125,000)	—
Payments for acquisitions of businesses, net of acquired cash	(3,699)	—	(3,699)	—
Proceeds from sale of short-term investments	50,000	—	50,008	—
Net cash used in investing activities	21,557	(9,183)	(119,780)	(11,837)
Cash flows from financing activities
Proceeds from issuance of common stock	184,111	—	184,111	—
Payments of offering costs	(1,502)	—	(1,502)	—
Proceeds from issuance of Preferred Stock	—	68,812	—	184,116
Principal payments on finance leases	(270)	(440)	(532)	(883)
Payments on notes payable	(2,193)	(1,025)	(3,945)	(3,195)
Payments of debt issuance costs	(1,188)	(575)	(1,188)	(575)
Proceeds from repayment of employee note	5	24	25	383
Proceeds from issuance of notes payable	1,730	(468)	1,730	—
Repayment of Revolving Credit Facility	—	—	(260,000)	—
Proceeds from exercise of stock options, net of shares withheld for taxes	12,953	206	12,042	595
Net cash (used in) provided by financing activities	193,646	66,534	(69,259)	180,441
Net (decrease) increase in cash and cash equivalents and restricted cash	133,638	29,269	(333,149)	83,985
Cash and cash equivalents and restricted cash
Balance, beginning of period	326,179	192,274	792,966	137,558
Balance, end of period	$459,817	$221,543	$459,817	$221,543
Reconciliation of cash and cash equivalents and restricted cash
Cash and cash equivalents	$459,817	$205,286	$459,817	$205,286
Restricted cash, current	—	829	—	829
Restricted cash, non-current	—	15,428	—	15,428
Total cash and cash equivalents and restricted cash at the end of the period	$459,817	$221,543	$459,817	$221,543

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2026	2025	2026	2025
Supplemental disclosures of cash flow information
Cash paid for interest	$1,369	$5,536	$5,546	$11,101
Non-cash investing and financing activities
(Decrease) increase in accounts payable for property and equipment	$(831)	$(163)	$1,112	$1,413
Property and equipment acquired through loans	$642	$—	$642	$—
Capitalized interest (paid-in-kind)	$—	$573	$—	$573
Equity issued for business combination	$10,144	$—	$10,144	$—
Deferred offering costs payable	$1,055	$—	$1,055	$—
Debt issuance costs incurred but unpaid	$117	$—	$117	$—
Issuance of debt in exchange of software licenses and obligations	$—	$664	$—	$664
Acquisition of internal-use software licenses and obligations	$3,110	$—	$3,541	$—
Right-of-use asset acquired in exchange for operating lease liabilities	$—	$—	$5,066	$—
Right-of-use asset acquired in exchange for finance lease liabilities	$—	$193	$—	$1,625
Non-cash purchase consideration for acquisition of businesses	$5,438	$—	$5,438	$—

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(unaudited; in thousands)

The following tables present reconciliations of Adjusted EBITDA, Free Cash Flow, Non-GAAP Research and Development, Non-GAAP Selling, General, and Administrative, Non-GAAP Operating Expenses, Non-GAAP Other Income (Expense), Non-GAAP Net Loss, and Non-GAAP Net Loss Per Share to their most directly comparable financial measures presented in accordance with U.S. GAAP:

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2026	2025	2026	2025
Net loss	$(92,319)	$(63,778)	$(188,995)	$(123,871)
Adjusted for:
(Benefit) provision for income taxes	(35)	—	32	—
Interest income	(4,336)	(1,761)	(10,310)	(2,789)
Interest expense	1,717	6,998	5,399	13,190
Depreciation and amortization	14,309	3,920	30,762	7,916
Stock-based compensation expense	17,027	760	29,539	1,191
Change in fair value of warrant liability	625	4,191	4,309	5,107
One-time costs related to the IPO(1)	—	1,767	—	4,220
Transaction-related expenses	2,724	—	4,633	—
Gain on settlement of contingent liabilities	(926)	—	(1,307)	—
Other(2)	—	—	15	—
Adjusted EBITDA	$(61,214)	$(47,903)	$(125,923)	$(95,036)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2026	2025	2026	2025
Net cash used in operating activities	$(81,565)	$(28,082)	$(144,110)	$(84,619)
Purchases of property and equipment and internal-use software	(24,744)	(9,183)	(41,089)	(11,837)
Free Cash Flow	$(106,309)	$(37,265)	$(185,199)	$(96,456)

(1) Represents costs incurred related to the IPO that do not meet the direct and incremental criteria per SEC Staff Accounting Bulletin Topic 5.A that were netted against the gross proceeds of the IPO and are not expected to recur in the future.

(2) Other includes loss on foreign exchange.

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2026	2025	2026	2025
Research and development	$71,532	$45,774	$139,041	$93,786
Stock-based compensation expense	(8,699)	(177)	(14,404)	(295)
Non-GAAP Research and Development	$62,833	$45,597	$124,637	$93,491

Selling, general, and administrative	$47,540	$12,571	$93,160	$25,323
Amortization of acquired intangibles	(5,000)	—	(10,000)	—
Stock-based compensation expense	(8,328)	(583)	(15,135)	(896)
One-time costs related to the IPO(1)	—	(1,767)	—	(4,220)
Transaction-related expenses	(2,724)	—	(4,633)	—
Non-GAAP Selling, General, and Administrative	$31,488	$10,221	$63,392	$20,207

Operating expenses	$119,072	$58,345	$232,201	$119,109
Amortization of acquired intangibles	(5,000)	—	(10,000)	—
Stock-based compensation expense	(17,027)	(760)	(29,539)	(1,191)
One-time costs related to the IPO(1)	—	(1,767)	—	(4,220)
Transaction-related expenses	(2,724)	—	(4,633)	—
Non-GAAP Operating Expenses	$94,321	$55,818	$188,029	$113,698

Loss from operations	$(95,197)	$(54,350)	$(190,865)	$(112,894)
Amortization of acquired intangibles	5,000	—	10,000	—
Stock-based compensation expense	17,027	760	29,539	1,191
One-time costs related to the IPO(1)	—	1,767	—	4,220
Transaction-related expenses	2,724	—	4,633	—
Non-GAAP Loss from Operations	$(70,446)	$(51,823)	$(146,693)	$(107,483)

Other income (expense)	$2,843	$(9,428)	$1,902	$(10,977)
Change in fair value of warrant liabilities	625	4,191	4,309	5,107
Gain on settlement of contingent liabilities	(926)	—	(1,307)	—
Other(2)	—	—	15	—
Non-GAAP Other Income (Expense)	$2,542	$(5,237)	$4,919	$(5,870)

Net loss	$(92,319)	$(63,778)	$(188,995)	$(123,871)
Income tax effect of business acquisitions	128	—	128	—
Amortization of acquired intangibles	5,000	—	10,000	—
Stock-based compensation	17,027	760	29,539	1,191
Change in fair value of warrant liability	625	4,191	4,309	5,107
One-time costs related to the IPO(1)	—	1,767	—	4,220
Transaction-related expenses	2,724	—	4,633	—
Gain on settlement of contingent liabilities	(926)	—	(1,307)	—
Other(2)	—	—	15	—
Non-GAAP Net Loss	$(67,741)	$(57,060)	$(141,678)	$(113,353)

Basic and diluted weighted average shares outstanding	161,784	13,877	160,711	13,659

GAAP net loss per share, basic and diluted	$(0.57)	$(5.78)	$(1.18)	$(11.17)
Non-GAAP net loss per share, basic and diluted	$(0.42)	$(4.11)	$(0.88)	$(8.30)

(1) Represents costs incurred related to the IPO that do not meet the direct and incremental criteria per SEC Staff Accounting Bulletin Topic 5.A that were netted against the gross proceeds of the IPO and are not expected to recur in the future.

(2) Other includes loss on foreign exchange.

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